Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

TO INDENTURE DATED JUNE 10, 1994

This THIRD SUPPLEMENTAL INDENTURE dated as of May 23, 2022 is executed by and between KEYCORP, a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, a New York banking corporation duly organized and existing under the laws of the State of New York acting as trustee (the “Trustee”) under that certain Indenture dated as of June 10, 1994 between the Company and the Trustee, as thereby amended pursuant to a First Supplemental Indenture dated as of November 14, 2001 and a Second Supplemental Indenture dated as of November 13, 2013 (as amended, the “Indenture”).

WHEREAS, pursuant to the Indenture the Company issues senior debt securities from time to time (the “Securities”);

WHEREAS, Section 901 of the Indenture provides that, without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of such series in any material respect;

WHEREAS, the Company desires to modify the Indenture with respect to which authorized officers may execute certain documents and instruments described in the Indenture;

WHEREAS, no amendment of the Indenture pursuant to this Third Supplemental Indenture shall apply to any Security Outstanding prior to the execution of this Third Supplemental Indenture, and each Security Outstanding prior to the execution of this Third Supplemental Indenture shall continue to be entitled to the benefit of the provisions under the Indenture existing prior to the execution of this Third Supplemental Indenture;

WHEREAS, such amendments will not adversely affect the interests of the Holders of the Securities of any Outstanding series of Securities in any material respect;

WHEREAS, the Company has authorized the execution and delivery of this Third Supplemental Indenture; and

WHEREAS, all other conditions precedent to the execution and delivery of this Third Supplemental Indenture have been satisfied.

NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

ARTICLE I

Amendments

Section 1.01.    Amendments to Section 101. Section 101 of the Indenture is hereby amended by inserting the following new defined term immediately following the definition of “coupon”:

““Covenant Breach” means, with respect to the Securities of any series, (1) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series, (2) failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company contained in the Securities of that series or in this Indenture (other than a covenant or agreement a default in the performance of which or breach of which constitutes an Event of Default pursuant to Section 501 of this Indenture), which failure continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, and (3) any other Covenant Breach provided pursuant to Section 301 with respect to the Securities of that series. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 301 with respect to such Security. Solely for purposes of this definition, Securities issued on or after May 23, 2022 shall be deemed not to be in the same series as the Securities issued prior to May 23, 2022 unless those Securities bear the same CUSIP number and/or ISIN as any Securities issued under the Indenture the initial issuance of which occurred prior to May 23, 2022.”

Except as provided in this Section 1 of the Third Supplemental Indenture, all other definitions set forth in Section 101 of the Indenture shall remain in full force and effect and are not affected by this Third Supplemental Indenture.

Section 1.02.    Amendments to Section 301(15). Section 301(15) of the Indenture is hereby amended by deleting such Section 301(15) in its entirety and replacing it with the following:

“(15) any deletions from, modifications of or additions to the Events of Default, Covenant Breaches or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1010) of the Company with respect to Securities of the series, whether or not such Events of Default, Covenant Breaches or covenants are consistent with the Events of Default, Covenant Breaches or covenants set forth herein, including making Events of Default, Covenant Breaches or covenants inapplicable or changing the remedies available to holders of the Securities of such series upon an Event of Default or a Covenant Breach;”

Section 1.03.    Amendments to Section 303. Clause (ii) of the third paragraph of Section 303 of the Indenture is hereby amended by inserting the phrase “or Covenant Breach” after the phrase “Event of Default.”

Section 1.04.    Amendments to Section 312(b). Section 312(b) of the Indenture is hereby amended by inserting the phrase “or Covenant Breach” after the phrase “Event of Default.”

Section 1.05.    Amendments to Section 501. Section 501 of the Indenture is hereby amended by deleting such Section 501 in its entirety and replacing it with the following:

““Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)

default in the payment of any interest upon any Security of that series or of any coupon appertaining thereto, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(2)

default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity, and continuance of such default for a period of 30 days; or

(3)

the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)

the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it or an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(5)	any other Event of Default provided with respect to Securities of that series.”

Section 1.06.    Amendments to Section 502. Section 502 of the Indenture is hereby amended as follows:

(a)    The first paragraph of Section 502 is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

“If an Event of Default described in clause (1), (2) or (5) of Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (3) or (4) of Section 501 occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all of the Securities then Outstanding may declare the principal amount (or, if any such Securities are Original Issue Discount Securities or Indexed

Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. Unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding sentence. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 301 with respect to the Securities of a series, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 501(5) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in this paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 301.”

(b)    The phrase “and Covenant Breaches” is inserted following “all Events of Default” in clause (2) of the second paragraph of Section 502.

(c)    The third paragraph of Section 502 is hereby amended by deleting such paragraph in its entirety and replacing it with the following: “No such rescission shall affect any subsequent Event of Default or Covenant Breach or impair any right consequent thereon.”

Section 1.07.    Amendments to Section 503. Section 503 of the Indenture is hereby amended as follows:

(a)    Clause (2) of the first sentence of Section 503 of the Indenture is hereby amended by inserting “and such default continues for a period of 30 days” after “at its Maturity.”

(b)    The last paragraph of Section 503 of the Indenture is hereby amended by inserting the phrase “or Covenant Breach” after the phrase “Event of Default.”

Section 1.08.    Amendments to Section 507. Clauses (1) and (2) of Section 507 of the Indenture are hereby amended by inserting the phrase “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.09.    Amendments to Section 511. Section 511 of the Indenture is hereby amended by inserting the phrase “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.10.    Amendments to Section 513. Section 513 of the Indenture is hereby amended by inserting the phrase “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.11.    Amendments to Section 601. Section 601 of the Indenture is hereby amended by deleting such Section 601 in its entirety and replacing it with the following:

“If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of such series notice of such default as and to the extent provided in the Trust Indenture Act; provided, however, that in the case of any default of the character specified in clause (2) under the definition of “Covenant Breach” in Section 101 with respect to the Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.”

Section 1.12.    Amendments to Section 606. The last paragraph of Section 606 of the Indenture is hereby amended by deleting the phrase “a Default specified in Section 501(6) or (7)” and replacing it with the phrase “an Event of Default specified in Section 501(3) or (4).”

Section 1.13.    Amendments to Section 801. Section 801 of the Indenture is hereby amended as follows:

(a)    The first paragraph of Section 801 of the Indenture is hereby amended by deleting the words up to and including the colon in their entirety and replacing them with the following: “The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, other than a sale or conveyance of all or substantially all of its assets to one or more Subsidiaries, unless:”.

(b)    Clause (2) of Section 801 of the Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.14.    Amendments to Section 901(3). Section 901(3) of the Indenture is hereby amended by inserting “or Covenant Breaches” after each occurrence of the phrase “Events of Default.”

Section 1.15.    Amendments to Section 1303. The last sentence of Section 1303 of the Indenture is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(5) or a Covenant Breach under clause (2) of the definition of “Covenant Breach” in Section 101 or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.”

Section 1.16.    Amendments to Section 1304(c). Section 1303(c) of the Indenture is hereby amended by deleting such Section 1304(c) in its entirety and replacing it with the following:

“(c) No Event of Default or Covenant Breach or event which with notice or lapse of time or both would become an Event of Default or Covenant Breach with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(3) and 501(4) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).”

ARTICLE II

Miscellaneous

Section 2.01.    Definitions. All capitalized terms used in this Third Supplemental Indenture that are defined in the Indenture have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Third Supplemental Indenture or the context clearly requires otherwise.

Section 2.02.    Effectiveness. The Indenture as amended or modified by this Third Supplemental Indenture is ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. This Third Supplemental Indenture shall become effective upon execution and delivery hereof by all parties hereto.

Section 2.03.    Counterparts. This Third Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture or in any other certificate, agreement or document related to this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 2.04.    Trustee Makes No Representations. The Trustee accepts the modification of the Indenture affected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the accuracy of the recitals contained herein, which recitals shall be taken as the statements of the Company.

Section 2.05.    Trust Indenture Act Controls. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision included in this Third Supplemental Indenture, or in the Indenture, which provision is required to be included in this Third Supplemental Indenture or the Indenture, as applicable, by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

Section 2.06.    Governing Law. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

Section 2.07.    Provisions Binding on Successors. All the covenants, stipulations, promises and agreements contained in this Third Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not.

Section 2.08.    Effect of Headings. The titles and headings of the articles and sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions of this Third Supplemental Indenture.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed this Third Supplemental Indenture as of the date first above written.

KEYCORP

By:	/s/ Donald R. Kimble
Name: Donald R. Kimble
Title: Chief Financial Officer

ATTEST:

/s/ Carrie A. Benedict
Name:	Carrie A. Benedict
Title:	Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Kathryn Fisher
Name: Kathryn Fisher
Title: Vice President

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

ATTEST:

/s/ Kathryn Fisher
Name: Kathryn Fisher
Title: Vice President

Signature Page to Third Supplemental Indenture